E*TRADE FUNDS
4500 Bohannon Drive
Menlo Park, CA 94025

Certificate of Designation
      The undersigned, being the Secretary of E*TRADE Funds (the "Trust"), a trust with transferable shares of the type commonly called a Delaware statutory trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 2.06 of the Trust Instrument, dated November 3, 1998, as amended (as so amended, the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on June 28, 2006, the Declaration of Trust is amended as set forth in this Certificate of Designation.

      A.	There is hereby established and designated one
additional Series of the Trust:

		E*TRADE Delphi Value Fund

      The series is referred to herein as the "Fund."

      B.	The beneficial interest in the Fund shall be divided
into Shares having a nominal or par value of one cent ($0.01)
per Share, of which an unlimited number may be issued, which
Shares shall represent interests only in the Fund.  The Shares of the Fund shall have the following rights and preferences:
      1.	Assets Belonging to the Fund.  Any portion of the
Trust Property allocated to the Fund, and all consideration
received by the Trust for the issue or sale of Shares of
the Fund, together with all assets in which such
consideration is invested or reinvested, all interest,
dividends, income, earnings, profits and gains therefrom,
and proceeds thereof, including any proceeds derived from
the sale, exchange or liquidation of such assets, and any
funds or payments derived from any reinvestment of such
proceeds in whatever form the same may be, shall be held by
the Trustees in trust for the benefit of the holders of
Shares of the Fund and shall irrevocably belong to the Fund
for all purposes, and shall be so recorded upon the books
of account of the Trust, and the Shareholders of any other
Fund who are not Shareholders of the Fund shall not have,
and shall be conclusively deemed to have waived, any claims
to the assets of the Fund.  Such consideration, assets,
interest, dividends, income, earnings, profits, gains and
proceeds, together with any General Items allocated to the
Fund as provided in the following sentence, are herein
referred to collectively as "Fund Assets" of the Fund, and
as assets "belonging to" the Fund.  In the event that there
are any assets, income, earnings, profits and proceeds
thereof, funds, or payments which are not readily
identifiable as belonging to any particular Fund
(collectively "General Items"), the Trustees shall allocate
such General Items to and among any one or more of the
Funds established and designated from time to time in such
manner and on such basis as they, in their sole discretion,
deem fair and equitable; and any General Items so allocated
to the Fund shall belong to and be part of the Fund Assets
of the Fund. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all the
Funds for all purposes.
      2.	Liabilities of the Fund.  The assets belonging to
the Fund shall be charged with the liabilities in respect
of the Fund and all expenses, costs, charges and reserves attributable to the Fund, and any general liabilities, expenses, costs, charges or reserves of the Trust which are
not readily identifiable as pertaining to any particular
Fund shall be allocated and charged by the Trustees to and
among any one or more of the Funds established and
designated from time to time in such manner and on such
basis as the Trustees in their sole discretion deem fair
and equitable.  The indebtedness, expenses, costs, charges
and reserves allocated and so charged to the Fund are
herein referred to as "liabilities of" the Fund.  Each
allocation of liabilities, expenses, costs, charges and
reserves by the Trustees shall be conclusive and binding
upon the Shareholders of all the Funds for all purposes.
Any creditor of the Fund may look only to the assets of the
Fund to satisfy such creditor's debt.
      3.	Dividends.  Dividends and distributions on Shares
of the Fund may be paid with such frequency as the Trustees
may determine, which may be daily or otherwise pursuant to
a standing resolution or resolutions adopted only once or
with such frequency as the Trustees may determine, to the Shareholders of the Fund, from such of the income, accrued or realized, and capital gains, realized or unrealized, and
out of the assets belonging to the Fund, as the Trustees
may determine, after providing for actual and accrued
liabilities of the Fund.  All dividends and distributions
on Shares of the Fund shall be distributed pro rata to the Shareholders of the Fund in proportion to the number of such Shares held by such holders at the date and time of
record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may
determine that no dividend or distribution shall be payable
on Shares as to which the Shareholder's purchase order
and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be
payable on Shares which have been tendered by the holder
thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Such dividends and distributions may be made in cash or Shares of the Fund or a combination thereof as
determined by the Trustees, or pursuant to any program that
the Trustees may have in effect at the time for the
election by each Shareholder of the mode of the making of
such dividend or distribution to that Shareholder.  Any
such dividend or distribution paid in Shares will be paid
at the net asset value thereof as determined in accordance
with subsection (8) hereof.
      4.	Liquidation.  In the event of the liquidation or
dissolution of the Trust or the liquidation of the Fund,
the Shareholders of the Fund shall be entitled to receive,
when and as declared by the Trustees, the excess of the
Fund Assets over the liabilities of the Fund.  The assets
so distributable to the Shareholders of the Fund shall be distributed among such Shareholders in proportion to the number of Shares of the Fund held by them and recorded on
the books of the Trust.  The Fund or class thereof may be
terminated by either (i) the affirmative vote of the
holders of not less than a majority of the Shares
outstanding and entitled to vote at any meeting or action
of Shareholders of the Fund or class thereof; or (ii) the affirmative vote of a majority of the Trustees having determined that the continuation of the Fund or class
thereof is not in the best interest of the Shareholders of
the Fund or class as a result of factors or events
adversely affecting the ability of the Fund or class to
conduct its business in an economically viable manner.
Such factors and events may include (but are not limited
to) the inability of the Fund or class to maintain its
assets at an appropriate size, changes in laws or
regulations governing the Fund or class or affecting assets
of the type in which the Fund invests or economic
developments or trends having a significant adverse impact
on the business or operation of the Fund or class.
      5.	Voting.  The Shareholders shall have the voting
rights set forth in or determined under Article VII of the
Declaration of Trust.
      6.	Redemption by Shareholder.  Each holder of Shares
of the Fund shall have the right at such times as may be
permitted by the Trust to require the Trust to redeem all
or any part of his Shares of the Fund at a redemption price
equal to the net asset value per Share of the Fund next
determined in accordance with subsection (8) hereof after
the Shares are properly tendered for redemption; provided,
that the Trustees may from time to time, in their
discretion, determine and impose a fee for such redemption.
Payment of the redemption price shall be in cash; provided,
however, that if the Trustees determine, which
determination shall be conclusive, that conditions exist
which make payment wholly in cash unwise or undesirable,
the Trust may make payment wholly or partly in Securities
or other assets belonging to the Fund at the value of such Securities or assets used in such determination of net asset value.  Notwithstanding the foregoing, the Trust may
postpone payment of the redemption price and may suspend
the right of the holders of Shares of the Fund to require
the Trust to redeem Shares of the Fund during any period or
at any time when and to the extent permissible under the
Investment Company Act of 1940, as amended (the "1940 Act").
      7.	Redemption at the Option of the Trust.  Each
Share of the Fund shall be subject to redemption at the
option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the
Shareholder pursuant to subsection (6) hereof: (i) at any
time, if the Trustees determine in their sole discretion
that failure to so redeem may have materially adverse
consequences to the holders of the Shares of the Trust or
of any Fund, or (ii) upon such other conditions with
respect to maintenance of Shareholder accounts of a minimum
amount as may from time to time be determined by the
Trustees and set forth in the then current Prospectus of
the Fund.  Upon such redemption the holders of the Shares
so redeemed shall have no further right with respect
thereto other than to receive payment of such redemption price.
      8.	Net Asset Value.  The net asset value per Share
of the Fund at any time shall be the quotient obtained by
dividing the value of the net assets of the Fund at such
time (being the current value of the assets belonging to
the Fund, less its then existing liabilities) by the total
number of Shares of the Fund then outstanding, all
determined in accordance with the methods and procedures,
including without limitation those with respect to
rounding, established by the Trustees from time to time.
The Trustees may determine to maintain the net asset value
per Share of the Fund at a designated constant dollar
amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to the Fund as dividends
payable in additional Shares of the Fund at the designated
constant dollar amount and for the handling of any losses attributable to the Fund. Such procedures may provide that in the event of any loss each Shareholder shall be deemed
to have contributed to the shares of beneficial interest
account of the Fund his pro rata portion of the total
number of Shares required to be cancelled in order to
permit the net asset value per Share of the Fund to be
maintained, after reflecting such loss, at the designated
constant dollar amount.  Each Shareholder of the Fund shall
be deemed to have expressly agreed, by his investment in
the Fund, to make the contribution referred to in the
preceding sentence in the event of any such loss.
      9.	Transfer.  All Shares of the Fund shall be
transferable, but transfers of Shares of the Fund will be
recorded on the Share transfer records of the Trust
applicable to the Fund only at such times as Shareholders
shall have the right to require the Trust to redeem Shares
of the Fund and at such other times as may be permitted by
the Trustees.
      10.	Equality.  All Shares of the Fund shall represent
an equal proportionate interest in the assets belonging to
the Fund (subject to the liabilities of the Fund), and each
Share of the Fund shall be equal to each other Share
thereof; but the provisions of this sentence shall not
restrict any distinctions permissible under subsection (3)
hereof that may exist with respect to dividends and
distributions on Shares of the Fund.  The Trustees may from
time to time divide or combine the Shares of the Fund into
a greater or lesser number of Shares of the Fund without
thereby changing the proportionate beneficial interest in
the assets belonging to the Fund or in any way affecting
the rights of the holders of Shares of any other Fund.
      11.	Rights of Fractional Shares.  Any fractional
Share of any Series shall carry proportionately all the
rights and obligations of a whole Share of that Series,
including rights and obligations with respect to voting,
receipt of dividends and distributions, redemption of
Shares, and liquidation of the Trust or of the Fund.
      12.	Conversion Rights.  Subject to compliance with
the requirements of the 1940 Act, the Trustees shall have
the authority to provide that holders of Shares of the Fund
shall have the right to convert said Shares into Shares of
one or more other Funds in accordance with such
requirements and procedures as the Trustees may establish.
      13.	Master/Feeder.  Notwithstanding any other
provisions herein or in the Declaration of Trust as
applicable to the Fund, the Trustees shall have full power
in their discretion, without any requirement of approval by shareholders of the Fund, to invest part or all of the Fund
Assets, or to dispose of parts or all of the Fund Assets
and invest the proceeds of such disposition, in securities
issued by one or more other investment companies registered
under the 1940 Act.  Any such other investment company may
(but need not) be a trust (formed under the laws of the
State of Delaware or any other state or jurisdiction) which
is classified as a partnership for Federal income tax purposes.
      14.	Multiple Class.  Notwithstanding any other
provisions herein or in the Declaration of Trust as
applicable to the Fund, the Trustees shall have full power
and authority in their discretion, without any requirement
of approval by shareholders of the Fund, to establish and
designate, and to change, in any manner Shares of any
classes with such preferences, terms of conversion, voting
powers, rights and privileges as the Trustees may determine
(but the Trustees may not change Shares which have
previously been issued by the Fund and are currently
outstanding in a manner materially adverse to the
Shareholders of such Shares without a Majority Shareholder
Vote of such Shareholders); to divide or combine the Shares
of any classes into a greater or lesser number; to classify
or reclassify any unissued Shares of any class into one or
more classes of Shares; and to abolish any one or more
classes of Shares.  The assets belonging to the Fund shall
be charged with the liabilities of the Fund and all
expenses, costs, charges and reserves attributable to the
Fund, except that liabilities and expenses allocated solely
to a particular class shall be borne by that class.  All
dividends and other distributions on Shares of the Fund
shall be distributed pro rata to the Shareholders of the
Fund in proportion to the number of Shares of the Fund they
held on the record date established for such payment,
except that such dividends and distributions shall
appropriately reflect expenses allocated to a particular
class of the Fund.  The net asset value per Share of any
class shall be determined in the same manner that net asset
value per Share of any Fund is determined in accordance
with Section 9.03 of the Declaration of Trust.  If the
Shares of the Fund are divided into separate classes, each
matter required or permitted to be voted upon at a meeting
or by written consent of Shareholders shall be submitted to
a separate vote of the outstanding shares of each class;
provided that (a) when required by the Declaration of Trust
or by the 1940 Act, Shares shall be voted in the aggregate
and not by an individual class, and (b) when the Trustees
have determined that the matter affects the interests of
more than one class, then the Shareholders of all such
classes shall be entitled to vote thereon.  Each
Shareholder of any class shall be entitled to the same
voting powers and rights as are the Shareholders of any
Series, including the requirements for quorum and
shareholder action, as are set forth in the Declaration of
Trust.  In addition to the powers set forth in Section 4.01
of the Declaration of Trust, the Trustees shall also have
the power and authority to enter into any one or more
contracts with any one or more Contracting Party to provide
for the performance and assumption of some or all of the
services, duties and responsibilities set forth in Section
4.01 of the Declaration of Trust to, for or on behalf of
any class, as the Trustees may deem appropriate.  To the
extent necessary to accommodate the creation of multiple
classes of Shares, any other provision of the Declaration
of Trust which refers specifically to a Fund or Series
shall also refer to a class, as context requires.
      15.	Amendment, etc.  Subject to the provisions and
limitations of Section 11.08 of the Declaration of Trust
and applicable law, this Certificate of Designation may be
amended by an instrument signed in writing by a Majority of
the Trustees (or by an officer of the Trust pursuant to the
vote of a Majority of the Trustees), provided that, if any
amendment adversely affects the rights of the Shareholders
of the Fund, such amendment may be adopted by an instrument
signed in writing by a Majority of the Trustees (or by an
officer of the Trust pursuant to the vote of a Majority of
the Trustees) when authorized to do so by the vote in
accordance with Section 7.01 of the Declaration of Trust of
the holders of a majority of all the Shares of the Fund
outstanding and entitled to vote, without regard to the
other Series.
      16.	Incorporation of Defined Terms.  All capitalized
terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust filed with the Secretary of State of Delaware.
      The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of Delaware and at any other place required by law or by the Declaration of Trust.

      IN WITNESS WHEREOF, the undersigned has set her hand and seal this [___] day of [________], 2006.

By:     _____________
Name: Marc R. Duffy
Its: 	Vice President,
Secretary and Chief Legal Counsel


ACKNOWLEDGMENT
D E L A W A R E
[_________], SS.:	[_______]
[__], 2006

	Then personally appeared the above-named Vice President,
Secretary and Chief Legal    Counsel of E*TRADE Funds and
acknowledged the foregoing instrument to be his free act and deed.
      Before me,
_____________________________
Notary Public
My commission expires: